EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2, of our report dated March 30, 2004, except for Notes 1 and 9, as to which the date is May 4, 2004, relating to the audited financial statements of Conversion Services International, Inc. We also consent to the reference to our firm under the heading "Experts".


                                        /s/ EHRENKRANTZ STERLING & CO. LLC
                                        ----------------------------------------
                                        Ehrenkrantz Sterling & Co. LLC


Livingston, NJ
May 6, 2004